CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Gandalf Technologies Inc. on Form S-8 and related prospectuses for the registration of 296,960 of its common shares of our report dated May 27, 1994, with respect to the consolidated financial statements of Gandalf Technologies Inc. which are included in its Annual Report on Form 10-K for the year ended March 31, 1994.

S/KPMG Peat Marwick Thorne
- ------------------------
KPMP Peat Marwick Thorne



Ottawa, Canada

March 23, 1995